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                                  NSAR ITEM 77O

                        VKAC Value Municipal Income Trust
                               10f-3 Transactions


  Underwriting #       Underwriting            Purchased From         Amount of shares      % of Underwriting      Date of Purchase
                                                                         Purchased

         1           NY Dorm Authority          Bear Stearns              1,155,000             0.150%                02/17/98
         2           Emp.St.Dev.Corp.           Paine Webber              5,000,000             2.550%                02/26/98

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